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                                                                   EXHIBIT 10.98

                             Supplemental Agreement

This Supplemental Agreement (this "Supplemental Agreement") is entered into as of December 1, 2004 in Beijing between the following parties:

Party A: Beijing Cool Young Information Technology Co., Ltd. Address: Room 9E, No. 3 Apartment, Hua'ao Center, No. 31 Zizhuyuan Road, Haidian District, Beijing

Party B: Hurray! Times Communications (Beijing) Ltd. Address: No. B07, Floor B, Tong Heng Plaza, No. 4 Huayuan Road, Haidian District, Beijing

        WHEREAS:

Party A and Party B signed the Domain Name Assignment Agreement and Domain Name License Agreement (the "Agreements") in Beijing on May 5, 2005. Party A and Party B intend to make the following amendments to the Agreements.

        NOW, THEREFORE, through mutual negotiations, the parties hereto agree as follows:

1.      Amendment

        The domain name "hawa.cn" listed in Appendix 1 to the Agreements shall be deleted. As the transfer and license in connection with the domain name "hawa.cn" that are described in the Agreements have not been actually effected, they shall be deemed never to have been occurred.

2.      Effectiveness

        This Supplemental Agreement shall be executed and become effective as of the date first written above. It is executed in Chinese in two original counterparts and each of them shall have equal legal effect.

        IN WITNESS THEREOF the parties hereto have caused this Supplemental Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

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Party A: Beijing Cool Young Information Technology Co., Ltd. (Company seal affixed) Authorized Representative: (Signed)

Party B: Hurray! Times Communications (Beijing) Ltd. (Company seal affixed) Authorized Representative: (Signed)